Exhibit 11

                                  MASCOTECH, INC.
                     Computation of Earnings Per Common Share
                             Primary and Fully Diluted
                      (In thousands except per share amounts)






                                                Three Months Ended      Nine Months Ended
                                                    September 30,          September 30,
                                                  1995        1994       1995        1994

PRIMARY:

Income before extraordinary income              $15,960     $15,780    $44,520     $71,520
Preferred stock dividends                         3,240       3,240      9,720       9,720
Income before extraordinary income
  attributable to common stock                   12,720      12,540     34,800      61,800
Add convertible preferred stock dividend           --- (A)     --- (B)    --- (A)    9,720
Add after tax interest expense reduction on
  conversion of stock options and warrants          230        ---         860        ---
Earnings attributable to common stock,
 before extraordinary income, as adjusted        12,950      12,540     35,660      71,520
Extraordinary income (net of income taxes)         ---        2,600       ---        2,600
Earnings attributable to common stock,
  as adjusted                                   $12,950     $15,140    $35,660     $74,120

Weighted average number of common shares
  outstanding during each period                 56,110      58,270     56,310      59,690
Addition from assumed exercise of stock
  options and warrants, net of assumed
  repurchases                                     2,400       1,930      2,420       4,110
Addition from assumed conversion of
  preferred stock                                  --- (A)     --- (B)    --- (A)   10,800
Weighted average number of common shares
  and equivalents outstanding during each
  period--without dilution                       58,510      60,200     58,730      74,600

Primary earnings per common and common
  equivalent share:
    Income before extraordinary income             $.22        $.21       $.61        $.96
    Extraordinary income                            --          .04        --          .03

    Earnings attributable to common stock          $.22        $.25       $.61        $.99



Earnings per common share for the periods ended September 30, 1995 were computed based on the modified treasury stock method which results in an assumed interest expense reduction and incremental shares based on assumed conversion of all stock options and warrants and, in 1994, on the treasury stock method.

      (A)   Anti-dilutive for the three and nine months ended September 30,1995.
      (B)   Anti-dilutive for the three months ended September 30, 1994.


Exhibit 11


                                                 MASCOTECH, INC.
                                    Computation of Earnings Per Common Share
                                            Primary and Fully Diluted
                                     (In thousands except per share amounts)
                                                   (concluded)






                                                Three Months Ended      Nine Months Ended
                                                    September 30,          September 30,
                                                  1995        1994       1995        1994

FULLY DILUTED:
Income before extraordinary income              $15,960     $15,780    $44,520     $71,520
Preferred stock dividends                         3,240       3,240      9,720       9,720
Income before extraordinary income
  attributable to common stock                   12,720      12,540     34,800      61,800
Add after-tax convertible debenture
  related expenses                                 --- (A)    2,390       --- (A)    7,000
Add convertible preferred stock dividends          --- (A)     --- (B)    --- (A)    9,720
Add after tax interest expense reduction on
  conversion of stock options and warrants          220        ---         860        ---
Earnings attributable to common stock,
 before extraordinary income, as adjusted        12,940      14,930     35,660      78,520
Extraordinary income (net of income taxes)         ---        2,600       ---        2,600

Earnings attributable to common stock,
  as adjusted                                   $12,940     $17,530    $35,660     $81,120

Weighted average number of common shares
  outstanding during each period                 56,110      58,270     56,310      59,690
Addition from assumed conversion of
  convertible debentures as of the issue date      --- (A)   10,090       --- (A)   10,150
Addition from assumed exercise of stock
  options and warrants, net of assumed
  repurchases                                     2,400       1,930      2,420       4,110
Addition from assumed conversion of
  preferred stock                                  --- (A)     --- (B)    --- (A)   10,800
Weighted average number of common shares
  and equivalents outstanding during each
  period--fully diluted basis                    58,510      70,290     58,730      84,750


Fully diluted earnings per common and common
  equivalent share:
    Income before extraordinary income             $.22        $.21       $.61        $.93
    Extraordinary income                            --          .04        --          .03

    Earnings attributable to common stock          $.22        $.25       $.61        $.96


      Earnings per common share for the periods ended September 30, 1995 were computed based on the modified treasury stock method which results in an assumed interest expense reduction and incremental shares based on assumed conversion of all stock options and warrants and, in 1994, on the treasury stock method.

      (A)   Anti-dilutive for the three and nine months ended September 30, 1995.

      (B)   Anti-dilutive for the three months ended September 30, 1994.
